UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 6, 2011

DAVITA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14106	No. 51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 Wewatta Street

Denver, CO 80202

(Address of principal executive offices including Zip Code)

(303) 405-2100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On June 6, 2011 at the annual meeting of stockholders, the stockholders of DaVita Inc. (“DaVita”) approved the DaVita Inc. 2011 Incentive Award Plan (the “2011 Plan”). The 2011 Plan constitutes an amendment and restatement of the DaVita Inc. 2002 Equity Compensation Plan, as amended (the “2002 Plan”). The 2011 Plan was approved by DaVita’s Board of Directors on April 13, 2011, subject to stockholder approval. If the stockholders had not approved the 2011 Plan, the 2002 Plan would have continued in effect only until February 8, 2012, when it would have expired, and DaVita would no longer have been able to grant equity-based compensation to its employees, consultants and directors.

The 2011 Plan does not increase the number of shares authorized under the 2002 Plan. As of December 31, 2010, there were 11,012,487 stock-settled stock appreciation rights and 501,564 restricted stock units outstanding, and 10,908,787 shares available for future grants, under the 2002 Plan. Since its inception in 2002, a cumulative aggregate of 34,178,338 shares have been reserved under the 2002 Plan, as amended and restated by the 2011 Plan, including shares directly authorized under the plan, shares inherited from predecessor plans, and shares reserved under the plan from repurchases under a prior replenishment provision that was terminated in 2007.

The 2011 Plan authorizes the Compensation Committee of the Board of Directors (or, if the Board of Directors determines, another committee of the Board of Directors) to provide equity-based compensation in the form of stock options, stock appreciation rights, restricted stock units, restricted stock, performance-based awards, dividend equivalents, stock payments, deferred stock unit awards and deferred stock awards structured by the Compensation Committee within parameters set forth in the 2011 Plan, for the purpose of providing DaVita’s directors, employees and consultants with equity compensation, incentives and rewards for performance. The 2011 Plan reflects a broad range of compensation and governance best practices, with some of the key features of the 2011 Plan as follows:

•

Limitations on Grants. The maximum aggregate number of shares with respect to one or more awards that may be granted to any one person during any consecutive 12 month period is 2,250,000, subject to certain adjustments and other limitations.

•

No Repricing or Replacement of Options or Stock Appreciation Rights. The 2011 Plan prohibits, without stockholder approval: (i) the amendment of options or stock appreciation rights to reduce the exercise price, and (ii) the replacement of an option or stock appreciation right with cash or any other award when the price per share of the option or stock appreciation right exceeds the fair market value of the underlying shares, except with respect to any Substitute Award.

•

No In-the-Money Option or Stock Appreciation Right Grants. The 2011 Plan prohibits the grant of options or stock appreciation rights with an exercise or base price less than the fair market value, generally the closing price, of DaVita’s common stock on the date of grant.

•

Section 162(m) Qualification. The 2011 Plan is designed to allow awards made under the 2011 Plan, including equity awards and incentive cash bonuses, to qualify as performance-based compensation under Section 162(m) of the Code.

•

Independent Administration. The Compensation Committee of the Board of Directors, which consists of only non-employee directors generally will administer the 2011 Plan, and only the Compensation Committee may make grants of awards to persons who are subject to Section 16 of the Exchange Act and persons who are “covered employees” within the meaning of Section 162(m) of the Code. The Compensation Committee may delegate certain of its duties and authorities to a subcommittee for awards to certain non-executive employees.

If any shares subject to an award under the 2011 Plan that is not a Full Value Award are forfeited or expire or such award is settled for cash, then any shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the 2011 Plan. To the extent that a Full Value Award is forfeited or expires or such award is settled for cash, the shares available under the 2011 Plan will be increased by 3.0 shares subject to such Full Value Award. However, any shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award and any shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on its exercise may not be used again for new grants.

The Board of Directors may terminate, amend or modify the 2011 Plan at any time; however, except to the extent permitted by the 2011 Plan in connection with certain changes in capital structure, stockholder approval must be obtained for any amendment to (i) increase the number of shares available under the 2011 Plan, (ii) reduce the per share exercise price of the shares subject to any option or stock appreciation right below the per share exercise price as of the date the option or stock appreciation right was granted, and (iii) cancel any option or stock appreciation right in exchange for cash or another award when the option or stock appreciation right price per share exceeds the fair market value of the underlying shares, except with respect to any Substitute Award.

The foregoing summary description of the 2011 Plan is qualified in its entirety by reference to the actual terms of the 2011 Plan attached as Appendix A to DaVita’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 27, 2011.

Item 5.07.	Submission of Matters to Vote of Security Holders.

On June 6, 2011, DaVita held its annual meeting of stockholders in Lakewood, Colorado. Represented in person or by proxy at the annual meeting were 85,344,392 shares of DaVita’s common stock, or 89.01% of its outstanding shares of common stock. The results of matters submitted to a stockholder vote at the annual meeting are as follows:

Item 1.	Election of Directors.

Ten board nominees for director were elected by a majority of the votes cast for a term of one year or until their successors are duly elected and qualified. The voting results are as follows:

Name of Nominee	For	Against	Abstain	Broker non-votes
Pamela M. Arway	71,744,019	9,508,200	63,580	4,028,593
Charles G. Berg	71,524,011	9,728,170	63,618	4,028,593
Willard W. Brittain, Jr.	71,439,898	9,811,782	64,119	4,028,593
Carol Anthony (“John”) Davidson	80,607,323	644,963	63,513	4,028,593
Paul J. Diaz	71,730,489	9,522,239	63,071	4,028,593
Peter T. Grauer	70,250,690	11,002,325	62,784	4,028,593
John M. Nehra	70,590,842	10,661,733	63,224	4,028,593
William L. Roper	71,722,611	9,529,454	63,734	4,028,593
Kent J. Thiry	78,593,463	2,655,942	66,394	4,028,593
Roger J. Valine	70,616,582	10,635,607	63,610	4,028,593

Item 2.	Approval of the DaVita Inc. 2011 Incentive Award Plan.

A proposal to approve the DaVita Inc. 2011 Incentive Award Plan received the vote of a majority of the shares represented and entitled to vote at the meeting. The voting results are as follows:

For	Against	Abstain	Broker non-votes
69,548, 383	11,729,290	38,126	4,028,593

Item 3.	Ratification of appointment of independent registered public accounting firm.

The stockholders ratified the appointment of KPMG LLP as our independent registered public accounting firm for 2011. The voting results are as follows:

For	Against	Abstain
84,386,775	952,372	5,245

Item 4.	Advisory vote on executive compensation.

The proposal received the vote of a majority of the shares represented and entitled to vote at the meeting. The voting results are as follows:

For	Against	Abstain	Broker non-votes
67,432,650	13,830,115	53,034	4,028,593

Item 5.	Advisory vote on the frequency with which future votes on executive compensation should be held.

The proposal received the vote of a majority of the shares represented and entitled to vote at the meeting. The voting results are as follows:

One Year	Two Years	Three Years	Abstain
73,252,952	981,578	7,057,437	23,832

In accordance with the voting results on this proposal, DaVita has determined to hold an annual advisory vote on executive compensation until the next stockholder vote on the frequency of future advisory votes on executive compensation, or the Board otherwise determines that a different frequency for such advisory votes is in the best interests of the stockholders. A stockholder vote on the frequency of stockholder votes on executive compensation is required to be held at least once every six years.

Item 6.	Stockholder proposal regarding stockholder action by written consent.

The proposal received the vote of less than a majority of the shares represented and entitled to vote at the meeting. The voting results are as follows:

For	Against	Abstain	Broker non-votes
23,370,688	57,833,612	111,499	4,028,593

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.		Incorporated by Reference
	Exhibit Description	Form	File No.	Exhibit(s)	Filing Date

10.1	DaVita Inc. 2011 Incentive Award Plan	DEF 14A	001-14106	Appendix A	April 27, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA INC.

Date: June 7, 2011	By:	/s/ Kim M. Rivera
Kim M. Rivera
Vice President, General Counsel & Secretary

Exhibit Index

Exhibit	Description of Exhibit

10.1	DaVita Inc. 2011 Incentive Award Plan (incorporated by reference from Appendix A to DaVita Inc.’s Definitive Proxy Statement on Schedule 14A filed on April 27, 2011).